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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          BROOKDALE SENIOR LIVING INC.

The undersigned, Deborah C. Paskin, certifies that she is the Secretary of Brookdale Senior Living Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

(1)      The name of the Corporation is Brookdale Senior Living Inc.

(2) The name under which the Corporation was originally incorporated was Brookdale Senior Living Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 28, 2005.

(3) This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

(4) The text of the Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:


                                  ARTICLE ONE

                  The name of the corporation is Brookdale Senior Living Inc. (the "Corporation").

                                  ARTICLE TWO

                  The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time, or any successor thereto ("Delaware Corporation Law").

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                                  ARTICLE FOUR

                           PART A. AUTHORIZED SHARES

                  1. NUMBER OF AUTHORIZED SHARES. The total number of shares of Capital Stock (as defined below) which the Corporation has authority to issue is 250,000,000 shares, consisting of:

                           a. 200,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"); and

                           b. 50,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

                  Shares of Common Stock and Preferred Stock will have the rights, preferences and limitations separately set forth below. As used in this certificate of incorporation of the Corporation, as amended and restated from time to time (this "Certificate of Incorporation"), "Capital Stock" means all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

                  2. REGISTRATION OF TRANSFERS. The Corporation will keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Capital Stock. Upon the surrender at such place of any certificate representing shares of Capital Stock, the Corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of the class represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

                  3. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Capital Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor then its own agreement will be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

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                            PART B. PREFERRED STOCK

                  Shares of Preferred Stock may be issued from time to time in one or more classes or series. The board of directors of the Corporation (the "Board of Directors") is hereby authorized to provide for the issuance of all or any shares of Preferred Stock, and to fix for each class or series thereof such voting powers, full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of Capital Stock, or of any other series of the same or any other class or classes of Capital Stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; in the case of each of the foregoing, all as may be stated in such resolution or resolutions.

                              PART C. COMMON STOCK

                  All shares of Common Stock will be identical in all respects and will entitle the holders of such shares to the same rights and privileges, subject to the same qualifications, limitations and restrictions. The holders of Common Stock will be entitled to vote in the election of directors and on all other matters submitted to a vote of the Corporation's stockholders, with each holder of Common Stock being entitled to one vote for each share of Common Stock held by such holder.

                                  ARTICLE FIVE

                  The Corporation is to have perpetual existence.

                                  ARTICLE SIX

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, amend, alter or repeal the bylaws of the Corporation, as amended and restated from time to time (the "Bylaws"). The affirmative vote of at least a majority of the whole Board of Directors shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66.67%) of the voting power of the then issued and outstanding shares of Capital Stock that are entitled to vote generally in the election of directors (the "Voting Shares").

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                                 ARTICLE SEVEN

                     PART A. MEETINGS OF STOCKHOLDERS; ETC.

                  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, if there is one, (ii) the Chief Executive Officer, if there is one, or (iii) the Board of Directors. If, and for so long as, the Significant Stockholders (as defined in Part A of Article EIGHT) and their respective Affiliates (as defined in Part A of Article EIGHT), collectively, beneficially own at least fifty percent (50%) of the then issued and outstanding Voting Shares, then any authorized officer may call a special meeting at the request in writing of the stockholders holding a majority of the voting power of the then issued and outstanding Voting Shares. At any time after the Significant Stockholders and their respective Affiliates cease, collectively, to beneficially own at least fifty percent (50%) of the then issued and outstanding Voting Shares, then the ability of the stockholders to call or cause a special meeting of stockholders to be called is hereby specifically denied. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

                       PART B. ACTION BY WRITTEN CONSENT

                  If, and for so long as, the Significant Stockholders (as defined in Part A of Article EIGHT) and their respective Affiliates (as defined in Part A of Article EIGHT), collectively, beneficially own at least fifty percent (50%) of the then issued and outstanding Voting Shares, any action required or permitted by the Delaware Corporation Law to be taken at a stockholders' meeting may be taken without a meeting and without prior notice if the action is taken by the written consent of stockholders who would be entitled to vote at a meeting of holders of outstanding shares and who have voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote thereon were present and voted. At any time after the Significant Stockholders and their respective Affiliates cease, collectively, to beneficially own at least fifty percent (50%) of the then issued and outstanding Voting Shares, then no action required or permitted by the Delaware Corporation Law to be taken at a stockholders' meeting may be taken without a meeting or without prior notice.

                                 ARTICLE EIGHT

                              PART A. DEFINITIONS

                  For purposes of this Article EIGHT, the following definitions shall apply:

                  "Affiliate" means, with respect to a given person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, such person; provided, however, that for purposes of this definition and this Article EIGHT, none of (i) the Brookdale Entities and their Affiliates, on the one

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         hand, or (ii) the Significant Stockholders and their respective
         Affiliates, on the other hand, shall be deemed to be "Affiliates" of one another. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as applied to any person, means the possession, directly or indirectly, of beneficial ownership of, or the power to vote, forty percent (40%) or more of the securities having voting power for the election of directors (or other persons acting in similar capacities) of such person or the power otherwise to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

                  "Brookdale Entities" means the Corporation and its Subsidiaries, and "Brookdale Entity" shall mean any of the Brookdale Entities.

                  "corporate opportunity" shall include, but not be limited to, business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation's business, are of practical advantage to it and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of any of the Significant Stockholders or their respective Affiliates or their officers or directors will be brought into conflict with that of any of the Brookdale Entities or their Affiliates.

                  "Governmental Entity" shall mean any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority, commission or agency or any non-governmental, self-regulatory authority, commission or agency.

                  "Judgment" shall mean any order, writ, injunction, award, judgment, ruling or decree of any Governmental Entity.

                  "Law" shall mean any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

                  "Lien" shall mean any pledge, claim, equity, option, lien, charge, mortgage, easement, right-of-way, call right, right of first refusal, "tag"- or "drag"- along right, encumbrance, security interest or other similar restriction of any kind or nature whatsoever.

                  "Restriction" with respect to any capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, shall mean any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract, any Law, license, permit or Judgment that, conditionally or unconditionally, (i) grants to any person the right to purchase or otherwise acquire, or obligates any person to sell or

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         otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any person acquiring, (A) any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, (B) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or (C) any interest in such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions, (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, proceeds or distributions.

                  "Significant Stockholders" means FIT-ALT Investor LLC, a Delaware limited liability company, Fortress Brookdale Acquisition LLC, a Delaware limited liability company, Fortress Investment Trust II, a Delaware business trust, Fortress Registered Investment Trust, a Delaware business trust, Fortress Brookdale Investment Fund LLC, a Delaware limited liability company, and Health Partners, a Bermuda exempted partnership and, in each case, their respective Subsidiaries (other than Subsidiaries that constitute Brookdale Entities), and "Significant Stockholder" shall mean any of the Significant Stockholders.

                  "Subsidiary" with respect to any person means: (i) a corporation, a majority in voting power of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such person, by a Subsidiary of such person, or by such person and one or more Subsidiaries of such person, without regard to whether the voting of such capital stock is subject to a voting agreement or similar Restriction, (ii) a partnership or limited liability company in which such person or a Subsidiary of such person is, at the date of determination, (A) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (B) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company or (iii) any other person (other than a corporation) in which such person, a Subsidiary of such person or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (A) the power to elect or direct the election of a majority of the members of the governing body of such person (whether or not

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         such power is subject to a voting agreement or similar restriction) or
         (B) in the absence of such a governing body, a majority ownership interest.

                     PART B. SIGNIFICANT STOCKHOLDERS, ETC.

                  In anticipation and in recognition that:

                           a. the Significant Stockholders or their respective Affiliates will be significant stockholders of the Corporation;

                           b. directors, officers and/or employees of the Significant Stockholders and their respective Affiliates may serve as directors, officers and/or employees of the Brookdale Entities and their Affiliates;

                           c. the Brookdale Entities and their Affiliates, on the one hand, and the Significant Stockholders and their respective Affiliates, on the other hand, may engage in the same, similar or related lines of business and may have an interest in the same, similar or related areas of corporate opportunities;

                           d. the Brookdale Entities and their Affiliates, on the one hand, and the Significant Stockholders and their respective Affiliates, on the other hand, may enter into, engage in, perform and consummate contracts, agreements, arrangements, transactions and other business relations; and

                           e. the Brookdale Entities and their Affiliates will derive benefits therefrom and through their continued contractual, corporate and business relations with the Significant Stockholders and their respective Affiliates, the provisions of this Article EIGHT are set forth to regulate, define and guide, to the fullest extent permitted by Law, the conduct of certain affairs of the Brookdale Entities and their Affiliates as they may involve the Significant Stockholders and their respective Affiliates and their officers and directors, and the powers, rights, duties and liabilities of the Brookdale Entities and their Affiliates and their officers, directors and stockholders in connection therewith.

                   PART C. RELATED BUSINESS ACTIVITIES, ETC.

                  Except as the Significant Stockholders or their respective Affiliates, on the one hand, and the Brookdale Entities or their Affiliates, on the other hand, may otherwise agree in writing, the Significant Stockholders and their respective Affiliates shall have the right to, and shall have no duty to abstain from exercising such right to, (i) engage or invest, directly or indirectly, in the same, similar or related business activities or lines of business as the Brookdale Entities or their Affiliates, (ii) do business with any client, customer, vendor or lessor of any of the Brookdale Entities or their Affiliates or (iii) employ or otherwise engage any officer, director or employee of the Brookdale Entities

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or their Affiliates, and, to the fullest extent permitted by Law, the
Significant Stockholders and their respective Affiliates and officers, directors and employees thereof (subject to Part E of this Article EIGHT) shall not have or be under any fiduciary duty, duty of loyalty nor duty to act in good faith or in the best interests of the Corporation or its stockholders and shall not be liable to the Corporation or its stockholders for any breach or alleged breach thereof or for any derivation of any personal economic gain by reason of any such activities of any of the Significant Stockholders or their respective Affiliates or of any of their officer's, director's or employee's participation therein.

                      PART D. CORPORATE OPPORTUNITY, ETC.

                  Except as the Significant Stockholders or their respective Affiliates, on the one hand, and the Brookdale Entities or their Affiliates, on the other hand, may otherwise agree in writing, if any of the Significant Stockholders or their respective Affiliates, or any officer, director or employee thereof (subject to the provisions of Part E of this Article EIGHT), acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any of the Significant Stockholders or any of their Affiliates, none of the Brookdale Entities or their Affiliates or any stockholder thereof shall have an interest in, or expectation that, such corporate opportunity be offered to it or that it be offered an opportunity to participate therein, and any such interest, expectation, offer or opportunity to participate, and any other interest or expectation otherwise due to the Corporation or any other Brookdale Entity with respect to such corporate opportunity, is hereby renounced by the Corporation on its behalf and on behalf of the other Brookdale Entities and their respective Affiliates and stockholders in accordance with Section 122(17) of the Delaware Corporation Law. Accordingly, subject to Part E of this Article EIGHT and except as the Significant Stockholders or their respective Affiliates may otherwise agree in writing, (i) none of the Significant Stockholders or their respective Affiliates or any officer, director or employee thereof will be under any obligation to present, communicate or offer any such corporate opportunity to the Brookdale Entities or their Affiliates and (ii) any of the Significant Stockholders and their respective Affiliates shall have the right to hold any such corporate opportunity for its own account, or to direct, recommend, sell, assign or otherwise transfer such corporate opportunity to any person or persons other than the Brookdale Entities and their Affiliates, and, to the fullest extent permitted by Law, the Significant Stockholders and their respective Affiliates and officers, directors and employees thereof (subject to Part E of this Article EIGHT) shall not have or be under any fiduciary duty, duty of loyalty or duty to act in good faith or in the best interests of the Corporation, the other Brookdale Entities and their respective Affiliates and stockholders and shall not be liable to the Corporation, the other Brookdale Entities or their respective Affiliates and stockholders for any breach or alleged breach thereof or for any derivation of personal economic gain by reason of the fact that any of the Significant Stockholders or their respective Affiliates or any of their officers, directors or employees pursues or acquires the corporate opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another person, or any of the Significant Stockholders or their respective Affiliates or any of their officers, directors or employees does not present, offer or communicate information regarding the corporate opportunity to the Brookdale Entities or their Affiliates.

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                   PART E. DIRECTORS, OFFICERS AND EMPLOYEES

                  Except as the Significant Stockholders or their respective Affiliates, on the one hand, and the Brookdale Entities or their Affiliates, on the other hand, may otherwise agree in writing, in the event that a director or officer of any of the Brookdale Entities or their Affiliates who is also a director, officer or employee of any of the Significant Stockholders or their respective Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity or is offered a corporate opportunity, if
(i) such person acts in good faith and (ii) such knowledge of such potential transaction or matter was not obtained solely in connection with, or such corporate opportunity was not offered to such person solely in, such person's capacity as director or officer of any of the Brookdale Entities or their Affiliates, then (A) such director, officer or employee, to the fullest extent permitted by Law, (1) shall be deemed to have fully satisfied and fulfilled such person's fiduciary duty to the Corporation, the other Brookdale Entities and their respective Affiliates and stockholders with respect to such corporate opportunity, (2) shall not have or be under any fiduciary duty to the Corporation, the other Brookdale Entities and their respective Affiliates and stockholders and shall not be liable to the Corporation, the other Brookdale Entities or their respective Affiliates and stockholders for any breach or alleged breach thereof by reason of the fact that any of the Significant Stockholders or their respective Affiliates pursues or acquires the corporate opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another person, or any of the Significant Stockholders or their respective Affiliates or such director, officer or employee does not present, offer or communicate information regarding the corporate opportunity to the Brookdale Entities or their Affiliates, (3) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in, and not opposed to, the best interests of the Corporation and its stockholders for the purposes of Article NINE and the other provisions of this Certificate of Incorporation and (4) shall not have any duty of loyalty to the Corporation, the other Brookdale Entities and their respective Affiliates and stockholders or any duty not to derive any personal benefit therefrom and shall not be liable to the Corporation, the other Brookdale Entities or their respective Affiliates and stockholders for any breach or alleged breach thereof for purposes of Article NINE and the other provisions of this Certificate of Incorporation as a result thereof and (B) such potential transaction or matter that may be a corporate opportunity, or the corporate opportunity, shall belong to the applicable Significant Stockholder or respective Affiliates thereof (and not to any of the Brookdale Entities or Affiliates thereof).

                PART F. AGREEMENTS WITH SIGNIFICANT STOCKHOLDERS

                  The Brookdale Entities and their Affiliates may from time to time enter into and perform one or more agreements (or modifications or supplements to pre-existing agreements) with the Significant Stockholders and their respective Affiliates pursuant to which the Brookdale Entities and their Affiliates, on the one hand, and the Significant Stockholders and their respective Affiliates, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees

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(including any who are directors, officers or employees of both) to allocate corporate opportunities between or to refer corporate opportunities to each other. Subject to Part E of this Article EIGHT, except as otherwise required by Law, and except as the Significant Stockholders or their respective Affiliates, on the one hand, and the Brookdale Entities or their Affiliates, on the other hand, may otherwise agree in writing, no such agreement, or the performance thereof by the Brookdale Entities and their Affiliates, or the Significant Stockholders or their respective Affiliates, shall be considered contrary to or inconsistent with any fiduciary duty to the Corporation, any other Brookdale Entity or their respective Affiliates and stockholders of any director or officer of the Corporation, any other Brookdale Entity or any Affiliate thereof who is also a director, officer or employee of any of the Significant Stockholders or their respective Affiliates or to any stockholder thereof. Subject to Part E of this Article EIGHT, to the fullest extent permitted by Law, and except as the Significant Stockholders or their respective Affiliates, on the one hand, and the Brookdale Entities or their Affiliates, on the other hand, may otherwise agree in writing, none of the Significant Stockholders or their respective Affiliates shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to in this Part F of Article EIGHT and no director, officer or employee of the Corporation, any other Brookdale Entity or any Affiliate thereof who is also a director, officer or employee of any of the Significant Stockholders or their respective Affiliates shall have or be under any fiduciary duty to the Corporation, the other Brookdale Entities and their respective Affiliates and stockholders to refrain from acting on behalf of any of the Significant Stockholders or their respective Affiliates in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

                               PART G. AMBIGUITY

                  For the avoidance of doubt and in furtherance of the foregoing, nothing contained in this Article EIGHT amends or modifies, or will amend or modify, in any respect, any written contractual arrangement between the Significant Stockholders or any of their Affiliates, on the one hand and the Brookdale Entities or any of their Affiliates, on the other hand.

                              PART H. TERMINATION

                  The provisions of this Article EIGHT shall have no further force and effect on the date that both (i) the Significant Stockholders and their respective Affiliates cease to, collectively, beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) shares of Capital Stock representing in the aggregate twenty percent (20%) of the voting power of the then issued and outstanding Voting Shares and (ii) no person who is a director or officer of the Corporation or any of its Affiliates is also a director or officer of any of the Significant Stockholders or their respective Affiliates. In addition to any vote of the stockholders required by this Certificate of Incorporation, until the expiration of this Article EIGHT referred to in the immediately preceding sentence, the affirmative vote of eighty percent (80%) of the voting power of the then issued and outstanding Voting Shares, including the Voting Shares held by the Significant Stockholders and their respective Affiliates, shall be

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required to alter, amend or repeal (including, without limitation, by merger or otherwise) in a manner adverse to the interests of any of the Significant Stockholders or their respective Affiliates or any of their officers, directors or employees, or adopt any provision adverse to the interests of any of the Significant Stockholders or their respective Affiliates or any of their officers, directors or employees and inconsistent with, any provision of this Article EIGHT.

                     PART I. APPLICATION OF PROVISION, ETC.

                  This Article EIGHT shall apply as set forth above except as otherwise provided by Law. It is the intention of this Article EIGHT to take full advantage of statutory amendments, the effect of which may be to specifically authorize or approve provisions such as this Article EIGHT. No alteration, amendment, termination, expiration or repeal of this Article EIGHT nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHT shall eliminate, reduce, apply to or have any effect on the protections afforded hereby to any director, officer, employee or stockholder of the Brookdale Entities or their Affiliates for or with respect to any investments, activities or opportunities of which such director, officer, employee or stockholder becomes aware prior to such alteration, amendment, termination, expiration, repeal or adoption, or any matters occurring, or any cause of action, suit or claim that, but for this Article EIGHT, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

                                  ARTICLE NINE

                  No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article NINE by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE TEN

                  The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person's heirs, executors and personal and legal representatives; provided, however, that except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or such person's heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

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The right to indemnification conferred by this Article TEN shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article TEN to directors and officers of the Corporation. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Any repeal or modification of this Article TEN shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                 ARTICLE ELEVEN

                  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

                                 ARTICLE TWELVE

                  The number of directors which constitute the whole Board of Directors shall be not less than three (3) or more than seven (7). The exact number of directors which shall constitute the whole Board of Directors shall be determined from time to time by a resolution adopted by a majority of the Board of Directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the Class I directors in office at the time of the filing of this Amended and Restated Certificate of Incorporation shall terminate on the date of the 2008 annual meeting; the term of the Class II directors in office at the time of the filing of this Amended and Restated Certificate of Incorporation shall terminate on the date of the 2007 annual meeting; and the term of the Class III directors in office at the time of the filing of this Amended and Restated Certificate of Incorporation shall terminate on the date of the 2006 annual meeting. At each succeeding annual meeting of stockholders beginning in 2006, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors need not be stockholders.

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

Except as otherwise provided in the Bylaws, the directors shall be elected at the annual meeting of the stockholders, and each director elected shall hold office until the third succeeding meeting next after his election and until his successor is duly elected and qualified or until his death or retirement or until he resigns or is removed in the manner hereinafter provided. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of stockholders. Such election shall be by written ballot. Any director or the whole Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then issued and outstanding Voting Shares.

                                ARTICLE THIRTEEN

                  The Corporation expressly elects not to be governed by Section 203 of the Delaware Corporation Law.

                                ARTICLE FOURTEEN

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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                IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed on this 30th day of September, 2005.

                                    BROOKDALE SENIOR LIVING INC.



                                    By:      /s/ Deborah C. Paskin
                                       -----------------------------------
                                         Name:    Deborah C. Paskin
                                         Title:   Secretary